UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 23, 2007
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247	13-2857434
(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza
Islandia, New York	11749
(Address of Principal Executive Offices)	(Zip Code)

(631) 342-6000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 23, 2007, the Board of Directors of CA, Inc. (the “Company”), upon the recommendation of the Corporate Governance Committee, modified the compensation arrangement for the non-executive Chairman of the Board, effective February 23, 2007. The modified arrangement provides for an annual fee of $50,000 to be paid to the Chairman of the Board. Previously, the Chairman of the Board received no additional compensation for service in that capacity (other than annual fees paid to all non-employee directors and fees paid to him as Chairman of the Compensation and Human Resource Committee).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On February 23, 2007, the Board of Directors of the Company approved and adopted amendments to the Company’s By-laws (as amended, the “By-laws”), effective immediately, to (i) add a new Section 7(b) to Article II providing for majority voting in the election of directors (i.e., each director shall be elected only if the number of shares voted in favor of such candidate exceeds the number of shares voted against at any meeting for the election of directors at which a quorum is present), provided that the directors shall be elected by a plurality of the votes cast at any meeting for which (x) the secretary of the Company receives a notice in compliance with the advance notice provisions of the By-laws that a stockholder proposes to nominate a person for election to the Board of Directors and (y) such proposed nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders; and (ii) provide in Article IX of the By-laws that Section 7(b) can be amended or repealed only by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote on such action and to clarify the previously existing provisions of Article IX to provide that the By-laws generally can be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. Other provisions of the By-laws were amended to give effect to new Section 7(b), to specify that the chairman of a meeting has the power to adjourn it, to delete inconsistencies within the By-laws and to reflect changes in the Delaware General Corporation Law allowing for electronic notice of meetings and uncertificated certificates.

     The foregoing description of the amendments to the By-laws is qualified in its entirety by reference to the full text of the By-laws, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01. Other Events

     In connection with the amendments to the By-laws establishing the new majority voting standard for the election of directors, the Company adopted amendments to its Corporate Governance Principles to provide that an incumbent director shall not be eligible for nomination by the Board of Directors unless the director has tendered his or her irrevocable resignation to the Company’s Corporate Governance Committee before the mailing of the proxy statement for the annual meeting at which he or she is to stand for election. The irrevocable resignation shall be conditioned upon, and not effective until there has been, (i) a failure by such nominee to receive the requisite vote to be elected as a director and (ii) acceptance of such resignation by the Board of Directors. In the event a director does not receive the requisite majority vote required for election, the Corporate Governance Committee (or such other committee of independent directors as the Board of Directors may appoint) will make a recommendation to the Company’s Board of Directors regarding the action to be taken with respect to such tendered resignation. A director whose resignation is being considered shall not participate in any committee recommendation with respect to such resignation. The Board of Directors shall act within 90 days following certification of the vote (and promptly thereafter disclose its decision), unless such action would cause the Company to fail to comply with any requirement of the New York Stock Exchange or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event the Board of Directors shall take action as promptly as is practicable while continuing to meet such requirements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 3.1	By-laws of the Company

Exhibit 99.1	Press release dated February 28, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.

Date: February 28, 2007	By: /s/ Kenneth V. Handal Kenneth V. Handal Executive Vice President, Global Risk and Compliance, and Corporate Secretary